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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TUT SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 20, 2005

TO THE STOCKHOLDERS OF TUT SYSTEMS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tut Systems, Inc., a Delaware corporation, will be held on June 20, 2005 at 10:00 a.m., local time, at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the increase in the number of shares reserved under Tut Systems' 1999 Nonstatutory Stock Option Plan;

  2.
  To consider and vote upon a prosposal to approve the increase in the number of shares reserved under the Tut Systems' 1998 Stock Plan;

  3.
  To consider and elect one Class I director for a term of three years or until his successor is duly elected and qualified;

  4.
  To consider and ratify the appointment of PricewaterhouseCoopers LLP as Tut Systems' independent registered public accounting firm for the fiscal year ending December 31, 2005;

  5.
  To consider and vote upon a proposal to approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the above proposals; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the accompanying proxy statement. Our Board of Directors has established the close of business on April 21, 2005 as the record date for determining the stockholders entitled to notice of, and vote at the annual meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If a stockholder who has submitted a proxy attends the meeting in person, that stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors
Salvatore D'Auria Chairman, President and Chief Executive Officer

Lake Oswego, Oregon
June 3, 2005

TUT SYSTEMS, INC.

6000 SW Meadows Rd, Suite 200
Lake Oswego, Oregon, 97035

PROXY STATEMENT

2005 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD JUNE 20, 2005

June 3, 2005

INTRODUCTION

        The board of directors (the "Board of Directors") of Tut Systems, Inc., a Delaware corporation (the "Company"), hereby solicits your proxy on behalf of the Company for use at the 2005 annual meeting (the "Annual Meeting") of the Company's stockholders and at any postponements or adjournments thereof. The Annual Meeting will be held at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, on June 20, 2005, at 10:00 a.m. local time.

        At the Annual Meeting, the following matters will be considered:

  1.
  To consider and vote upon a proposal to approve the increase in the number of shares reserved under Tut Systems' 1999 Nonstatutory Stock Option Plan;

  2.
  To consider and vote upon a prosposal to approve the increase in the number of shares reserved under Tut Systems' 1998 Stock Plan;

  3.
  To consider and elect one Class I director for a term of three years or until his successor is duly elected and qualified;

  4.
  To consider and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005;

  5.
  To consider and vote upon a proposal to approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the above proposals; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors recommends that stockholders vote FOR the approval of an increase in the number of shares reserved for issuance under the 1999 Nonstatutory Stock Option Plan, FOR the approval of an increase in the number of shares reserved for issuance under the 1998 Stock Plan, FOR the election as director of the nominee named herein, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2005 fiscal year and FOR the approval of adjournments or postponements of the annual meeting, if necessary.

        The Company's principal executive office is located at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035, and its telephone number is (971) 217-0400. The Company expects to mail this proxy statement and the accompanying proxy on or about June 3, 2005.

        In most cases, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received a written or oral request for a separate copy of the annual report and proxy statement. A separate copy of the annual report and proxy statement can be requested by calling the Company at (971) 217-0400 or by sending a written request to the Company at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon, 97035. Stockholders sharing an address who are receiving multiple copies of the annual report and proxy statement may request delivery of a single copy of the annual report and proxy statement by either calling the Company at the number listed above or by sending a written request to the Company at the address listed above.

RECORD DATE AND VOTING

Record Date; Outstanding Shares

        Stockholders of record at the close of business on April 21, 2005 are entitled to notice of and to vote at the Annual Meeting. As of April 21, 2005, 25,194,894 shares of our common stock, $0.001 par value, were issued and outstanding and entitled to vote at the Annual Meeting. The closing price of our common stock on April 21, 2005, as reported by Nasdaq, was $3.10 per share.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Voting and Solicitation

        On all matters, each share has one vote.

        The cost of soliciting proxies will be borne by us. We have retained the services of American Stock Transfer and Trust Company to aid in the solicitation of proxies. We estimate that the fees for their services, which do not depend on the outcome of the voting, will be $6,000, plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on April 21, 2005. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote, or votes cast, at our Annual Meeting with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In addition, broker non-votes with respect to proposals set forth in this proxy statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered votes cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

PROPOSAL NUMBER ONE

APPROVAL OF AMENDMENT TO THE
TUT SYSTEMS, INC. 1999 NONSTATUTORY STOCK OPTION PLAN

        At the annual meeting, the stockholders will be asked to approve an amendment to the Tut Systems, Inc. 1999 Nonstatutory Stock Option Plan (the "1999 Plan") to increase by 500,000 the maximum number of shares of Common Stock that may be issued under the 1999 Plan. The Board of Directors believes that in order to successfully attract and retain the best possible employees, consultants and service providers for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of April 21, 2005, only 389,687 shares remained available for the future grant of stock options under the 1999 Plan, a number that the Board of Directors believes to be insufficient to meet the Company's anticipated needs.

        Therefore, the Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of Common Stock issuable under the 1999 Plan by 500,000 shares to a total of 3,125,000 shares to ensure that the Company will continue to have available a reasonable number of shares for its stock option program. The Board of Directors expects that this increase in share reserve will be sufficient for option grants for our immediate needs.

        The Board of Directors has also unanimously adopted an amendment to the 1999 Plan that prohibits the repricing of any outstanding stock options unless approved by the Company's stockholders.

Summary of the terms of the 1999 Plan

        The following summary of the 1999 Plan is qualified in its entirety by the specific language of the 1999 Plan, a copy of which is available to any stockholder upon request.

        Authorized Shares.    Currently, a maximum of 2,625,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1999 Plan. Of this amount, as of April 21, 2005, a total of 580,956 shares had been issued upon the exercise of previously granted options and options to purchase 1,654,357 shares remained outstanding. The Board of Directors has amended the 1999 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 1999 Plan to 3,125,000. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1999 Plan and again become available for grant.

        Appropriate adjustments will be made to the maximum number of shares issuable under the 1999 Plan and the number of shares and their exercise price under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

        Administration.    The 1999 Plan is administered by the Board of Directors or a committee of the Board of Directors. Subject to the provisions of the 1999 Plan, the Board of Directors determines the persons to whom options are to be granted, the number of shares to be covered by each option, the timing and terms of exercisability and vesting of each option, the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board of Directors may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. The 1999 Plan also requires that all options be granted with an exercise price at least equal to the fair market value of each underlying share of Common Stock on the date such option was granted. The 1999 Plan, as amended, prohibits the repricing of any outstanding stock options unless approved by the Company's stockholders. The Board of Directors also has the authority to interpret the provisions of the 1999 Plan and options granted thereunder, and any such interpretation of the Board of Directors will be binding.

        Eligibility.    Options may be granted under the 1999 Plan to employees, consultants and service providers. Options may not be granted to officers under the 1999 Plan.

        Terms and Conditions of Options.    Each option granted under the 1999 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1999 Plan. All stock options must have an exercise price that is not less than the fair market value of a share of our Common Stock on the date of grant. The closing price of our Common Stock as reported on the Nasdaq National Market on April 21 was $3.10 per share.

        The 1999 Plan provides that the option exercise price may be paid in cash, by check, by means of a promissory note, by a reduction in the amount of any Company liability to optionee, by consideration received by the Company under a cashless exercise program implemented by the Company in connection with the 1999 Plan, by other shares of common stock which, in the case of shares acquired upon exercise of an option, (i) have been owned by the optionee for more than six months on the date of surrender and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option shall be exercised.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an option granted under the 1999 Plan is 10 years. An option generally will remain exercisable for three months following the optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

        Options granted under the 1999 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution any may be exercised, during the lifetime of the optionee, only by the optionee.

        Change in Control.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

        Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The Board of Directors in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Board of Directors may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option or stock right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previoulsy exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

        Termination or Amendment.    The Board of Directors may at any time amend, alter, suspend or terminate the 1999 Plan. Unless terminated sooner, the 1999 Plan will terminate in 2009.

Summary of U.S. Federal Income Tax Consequences of the 1999 Plan

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Nonstatutory Stock Options.    Only nonstatutory stock options, those which do not have any special tax status like incentive stock options, may be granted under the 1999 Plan. An optionee generally recognizes no taxable income as the result upon receipt of such an option. Upon exercising a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest (the later of such dates being referred to as the "determination date"). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Plan Benefits

        Awards under the 1999 Plan will be granted at the discretion of the Board of Directors or committee, and, accordingly, are not yet determinable. In addition, benefits under the 1999 Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 1999 Plan.

Required Vote and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of the Company's Common Stock on the record date is present, either in person or by proxy. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        The Board of Directors believes that approval of the increase in the number of shares reserved for issuance under the 1999 Plan is in the best interest of the Company and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1999 NONSTATUTORY STOCK OPTION PLAN.

PROPOSAL NUMBER TWO

APPROVAL OF AMENDMENT TO THE
TUT SYSTEMS, INC. 1998 STOCK PLAN

        At the annual meeting, the stockholders will be asked to approve an amendment to the Tut Systems, Inc. 1998 Stock Plan (the "1998 Plan") to increase by 500,000 the maximum number of shares of Common Stock that may be issued under the 1998 Plan. The Board of Directors believes that in order to successfully attract and retain the best possible employees, consultants and service providers for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of April 21, 2005, only 539,579 shares remained available for the future grant of stock options under the 1998 Plan, a number that the Board of Directors believes to be insufficient to meet the Company's anticipated needs in light of the increased number of new employees resulting from the Company's acquisition of Copper Mountain Networks, Inc. on June 1, 2005.

        Therefore, the Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of Common Stock issuable under the 1998 Plan by 500,000 shares to a total of 3,733,218 shares to ensure that the Company will continue to have available a reasonable number of shares for its equity incenitve program. The Board of Directors expects that this increase in share reserve will be sufficient for option grants for at least the next two years.

Summary Of The Terms Of The 1998 Plan

        The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any stockholder upon request.

        General.    Under the Plan, employees, consultants and directors of the Company may be granted equity-based incentive awards in the form of stock options and stock purchase rights.

        Authorized Shares.    Currently, a maximum of 539,579 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1998 Plan. In addition, beginning in 2000, there is an annual increase on the first day of each fiscal year of the least of (a) 375,000 shares, (b) 3% of the shares outstanding on that date, or (c) a lesser amount determined by the Board of Directors. Of the authorized amount, as of April 21, 2005, a total of 244,685 shares had been issued upon the exercise of previously granted options and options to purchase 2,448,954 shares remained outstanding. The Board of Directors has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 1998 Plan to 3,733,218 (in addition to the annual increases). If any outstanding option or stock purchase right expires, terminates or is canceled, or if shares acquired pursuant to an option or stock purchase right are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1998 Plan and again become available for grant.

        Appropriate adjustments will be made to the maximum number of shares issuable under the 1998 Plan and the number of shares and their exercise price under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

        The 1998 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with options and performance awards granted under the 1998 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be "performance-based" under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with stock options awarded under the 1998 Plan to qualify as performance-based, the 1998 Plan limits the size of option awards that can be made under the 1998 Plan, as further described below. These limits are referred to as the "Grant Limits."

        Administration.    The 1998 Plan is administered by the Board of Directors or a committee of the Board of Directors. Subject to the provisions of the 1998 Plan, the Board of Directors determines the persons to whom options are to be granted, the number of shares to be covered by each option, the timing and terms of exercisability and vesting of each option, the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board of Directors may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. The 1998 Plan permits the Company to authorize an option exchange program. The Board of Directors also has the authority to interpret the provisions of the 1998 Plan and options granted thereunder, and any such interpretation of the Board of Directors will be binding.

        Eligibility.    Options and stock purchase rights may be granted under the 1998 Plan to employees, consultants and directors of the Company or a parent or subsidiary of the Company.

        Terms and Conditions of Options.    Each option granted under the 1998 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1998 Plan. Nonstatutory stock options will have an exercise price set by the Company. All incentive stock options and all options intended to constitute "performance based compensation" under Section 162(m) must have an exercise price that is not less than the fair market value of a share of our Common Stock on the date of grant. Incentive stock options granted to 10% stockholders must have an exercise price of at least 110% of fair market value. The closing price of our Common Stock as reported on the Nasdaq National Market on April 21, 2005 was $3.10 per share.

        The 1998 Plan provides that the option exercise price may be paid in cash, by check, by means of a promissory note, by a reduction in the amount of any Company liability to optionee, by consideration received by the Company under a cashless exercise program implemented by the Company in connection with the 1998 Plan, by other shares of common stock which, in the case of shares acquired upon exercise of an option, (i) have been owned by the optionee for more than six months on the date of surrender and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option shall be exercised, and any other legally permitted means approved by the Company.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an option granted under the 1998 Plan is 10 years. An option generally will remain exercisable for three months following the optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

        Grant Limits.    Under the Grant Limits, no individual may be granted under the Plan, during any fiscal year, options to purchase more than 2,500,000 shares of Common Stock (in connection with the individual's initial service, an additional 550,000 shares). These limits are subject to proportional adjustment for changes in the Company's capital structure.

        Terms of Stock Purchase Rights.    In the case of stock purchase rights, unless the Company determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser (determined by the Company) and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Company.

        Unless the Company determines otherwise, awards granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the awardee, only by the awardee.

        Change in Control.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the holder shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

        Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify each holder as soon as practicable prior to the effective date of such proposed transaction. The Board of Directors in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Board of Directors may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option or stock right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

        Termination or Amendment.    The Board of Directors may at any time amend, alter, suspend or terminate the 1998 Plan. Unless terminated sooner, the 1998 Plan will terminate in 2008.

Summary Of U.S. Federal Income Tax Consequences Of The 1998 Plan

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Nonstatutory Stock Options.    Nonstatutory stock options do not have any special tax status like incentive stock options. An optionee generally recognizes no taxable income as the result upon receipt of such an option. Upon exercising a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest (the later of such dates being referred to as the "determination date"). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the optionee's disposition of shares before both of these holding periods have been satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

        In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Stock Purchase Rights.    Acquisitions of stock pursuant to a stock purchase right receive tax treatment that is similar to that of exercises of nonstatutory stock options. A participant acquiring restricted stock normally recognizes ordinary income equal to the difference between the amount, if any, the participant paid for the restricted stock and the fair market value of the shares on the determination date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the acquisition date as the determination date by filing an election with the Internal Revenue Service. Upon the sale of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the acquisition of restricted stock, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Plan Benefits

        Awards under the 1998 Plan will be granted at the discretion of the Board of Directors or committee, and, accordingly, are not yet determinable. In addition, benefits under the 1998 Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 1998 Plan.

Required Vote And Board Of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of the Company's Common Stock on the record date is present, either in person or by proxy. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        The Board of Directors believes that approval of the increase in the number of shares reserved for issuance under the 1998 Plan is in the best interest of Tut Systems, Inc. and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1998 STOCK PLAN.

PROPOSAL NUMBER THREE

ELECTION OF DIRECTOR

General

        Our Board of Directors is currently comprised of five directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors and executive officers.

Nominee for the Class I Director

        One Class I director is to be elected at the Annual Meeting for a three-year term ending in 2008. Our Board of Directors has nominated Clifford Higgerson for re-election as a Class I director. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Higgerson. We expect that Mr. Higgerson will accept such nominations. However, in the event that such nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee designated by our present Board of Directors. The term of office of the person elected as a director will continue until such director's term expires in 2008 or until such director's successor has been duly elected and qualified.

Information Regarding Nominee and Other Directors

        Set forth below is certain information regarding the nominee for Class I director and each of our other directors whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" on page 19.

Name	Age	Position with the Company	Director Since
Class I Director
Clifford H. Higgerson	65	Director	1993
Class II Directors
Neal Douglas	46	Director	1997
George Middlemas	58	Director	1995
Class III Director nominees
Salvatore D'Auria	49	Chairman of the Board, President and Chief Executive Officer	1994
Roger H. Moore	63	Director	1997

NOMINEE FOR CLASS I DIRECTOR WITH TERM EXPIRING IN 2008

        Clifford Higgerson has served as one of our directors since July 1993. Since July 1987, Mr. Higgerson has been a partner of Com Ventures, a venture capital firm specializing in the communications industry, and since September 1991, he has been a partner of Vanguard Venture Partners, a venture capital firm. He has also served as a Managing Partner and Director of Research for Hambrecht & Quist, and as a special limited partner and Director of the Communications Group for L.F. Rothschild, Unterberg, Towbin. Mr. Higgerson earned his B.S. in Electrical Engineering from the University of Illinois and an M.B.A. in Finance from the University of California at Berkeley.

INCUMBENT CLASS II DIRECTORS WITH TERMS EXPIRING IN 2006

        Neal Douglas has served as one of our directors since December 1997. From December 1999 to October 2003, he served as the Managing General Partner of Spectrum Equity Investors, L.P., a venture capital firm investing exclusively in the communications industry. Mr. Douglas was a co-founder of AT&T Ventures, the venture capital affiliate of AT&T Corporation, and has served as a General Partner since January 1993. From May 1989 to January 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Prior to this, he was an investment professional with Crosspoint Venture Partners and was a member of the technical staff at Bell Laboratories. Mr. Douglas holds a B.S. in Electrical Engineering from Cornell University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

        George Middlemas has served as one of our directors since March 1995. Mr. Middlemas has been managing General Partner of Apex Venture Partners, a venture capital firm, since 1991. Prior to that time, Mr. Middlemas served as Vice President and Principal with Inco Venture Capital Management and as a Vice President and member of the investment committee of Citicorp Venture Capital. Mr. Middlemas also serves as a member of the Board of Directors of Pure Cycle Corporation, a water and water recycling technology company. Mr. Middlemas holds a B.A. in History and Political Science from The Pennsylvania State University, an M.B.A. from Harvard University, and an M.A. in Political Science from the University of Pittsburgh.

INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2007

        Salvatore D'Auria has served as our President, Chief Executive Officer and one of our directors since August 1994. Since January 2000, Mr. D'Auria has served as Chairman of our Board of Directors. He served as our Chief Operating Officer from May 1994 to August 1994. From August 1993 to May 1994, Mr. D'Auria performed various consulting services for networking software companies. Mr. D'Auria joined Central Point Software in October 1989 as Director of Product Marketing and was appointed as Vice President of Marketing in April 1990, and held various Vice President positions until August 1993. From 1980 to 1989, Mr. D'Auria served in various marketing and management positions at Hewlett Packard. Mr. D'Auria holds a B.S. in Physics from Clarkson University.

        Roger Moore has served as one of our directors since March 1997. From October 1998 to December 2001, Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry. Mr. Moore retired effective December 31, 2001. Mr. Moore also served as a director of Illuminet Holdings from July 1998 to December 2001. From January 1996 to August 1998, Mr. Moore served as President and Chief Executive Officer of Illuminet. From September 1998 to October 1998, Mr. Moore served as President, Chief Executive Officer and a director of VINA Technologies, Inc., a telecommunications equipment company. Mr. Moore has served as a director of Western Digital Corporation since 2000 and as a director of Verisign, Inc. since February 2002. Mr. Moore holds a B.S. in General Science from Virginia Polytechnic Institute and State University.

Board of Directors and Committees

        Our Board of Directors held a total of nine meetings during 2004. No director attended fewer than 75% of the meetings of our Board of Directors. No director attended fewer than 75% of the meetings of committees, if any, upon which such director served. Certain matters approved by our Board of Directors were approved by unanimous written consent. All directors, other than Mr. D'Auria, are independent for purposes of the Nasdaq listing standards.

        The Audit Committee of our Board of Directors currently is composed of Neal Douglas, Clifford H. Higgerson and Roger Moore. Our Audit Committee is responsible for overseeing the services provided by the Company's independent registered public accounting firm, and reviews our annual audit and meets with our independent auditors to review our internal accounting procedures and financial management practices. Our Audit Committee held a total of ten meetings during 2004. The Board of Directors has determined that Cliff Higgerson is an audit committee financial expert as defined under applicable SEC rules. Each of the members of the Audit Committee is independent for purposes of Nasdaq listing standards.

        The Compensation Committee of our Board of Directors currently is composed of Neal Douglas and Roger Moore. Our Compensation Committee makes recommendations concerning salaries, stock options, incentives and other forms of compensation for our directors, officers and other employees, subject to ratification by our full Board of Directors. Our Compensation Committee is also empowered to administer our various stock plans. Our Compensation Committee held one meeting during 2004. Each of the members of the Compensation Committee is independent for purposes of Nasdaq listing standards.

        The Governance and Nominating Committee of our Board of Directors currently is composed of Neal Douglas and Roger Moore. Our Governance and Nominating Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance, reviews the composition and evaluates the performance of the Board of Directors and related committees, selects, or recommends director nominees for the Board of Directors and related committees, and evaluates director compensation. Our Governance and Nominating Committee held one meeting during 2004. Each of the members of the Governance and Nominating Committee is independent for purposes of the Nasdaq listing standards.

Code of Ethics

        We have adopted a Code of Ethics for Principal Executive Officers, Principal Financial Officers and Principal Accounting Officers, which, in addition to our Audit Committee charter and Governance and Nominating Committee charter, is available on our website at www.tutsystems.com.

Director Nominations

        The Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the Company's common stock (as may be adjusted from time to time based on stock splits, stock combinations and the like) continuously for at least twelve months prior to the date of the submission of the recommendation. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in written correspondence by letter to Tut Systems, Inc., attention Chief Financial Officer, at the Company's offices at 6000 SW Meadows Rd., Suite 200, Lake Oswego, Oregon 97035. Such written letter must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company within the last three years, evidence of the required ownership of Company stock by the recommending stockholder, a statement from the recommending stockholder in support of the candidate, personal references of the nominee and a written indication by the candidate of her/his willingness to serve, if elected. The Governance and Nominating Committee does not believe that there are specific, minimum qualifications that must be met by a candidate for the Board of Directors or that there are specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In order to identify and evaluate nominees for director, including nominees recommended by security holders, the Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors, reviews qualifications of nominees, evaluates the performance of the Board of Directors as a whole, evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders, considers the need of the Board of Directors and its respective committees, considers such factors as issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest and considers such other factors as the Governance and Nominating Committee may deem appropriate.

Director Compensation

        On April 21, 2005, our outside directors each received an option to purchase 15,000 shares of our common stock in lieu of cash fees for attending meetings of our Board of Directors or any committee of our Board of Directors in the fiscal year ended 2004. These options vest ratably over a twelve month period which began on May 19, 2004. Our outside directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of our Board of Directors or any committee of our Board of Directors. In the event a director is removed from the Board of Directors within twelve months of a change of control of the Company for reasons other than cause, all remaining unvested options held by that director become fully vested. Our directors also are eligible to receive additional discretionary option grants pursuant to our 1998 Stock Plan, and our employee directors are also eligible to receive additional discretionary option grants pursuant to our 1998 Employee Stock Purchase Plan.

Communications with the Board of Directors

        The Company does not have formal procedures for stockholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the Company's corporate secretary at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035, with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to the Company's corporate secretary for forwarding to the Board of Directors or specified Board of Directors or a specified member thereof will be forwarded in accordance with the stockholder's instructions. However, the corporate secretary reserves the right to not forward any abusive, threatening or otherwise inappropriate materials.

        The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. None of our directors, other than Mr. D'Auria, attended the Annual Meeting in May 2004.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee of our Board of Directors are Messrs. Douglas and Moore. None of the members of our Compensation Committee is currently or has been, at any time since our formation as a company, one of our officers or employees. During 2004, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

Required Vote and Board of Directors' Recommendations

        If a quorum is present and voting, the nominee for director receiving the highest number of affirmative votes will be elected to our Board of Directors. Broker non-votes and votes withheld from any director will be counted for purposes of determining the presence of a quorum, but will have no other legal effect under Delaware law.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED ABOVE.

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand LLP) has audited our financial statements since 1992. Our Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at our Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table presents the aggregate fees billed for the indicated services performed by PricewaterhouseCoopers LLP during the 2004 and 2003 fiscal years.

	2003	2004
Audit Fees	$195,860	$258,395
Audit-Related Fees	18,358	13,200
Tax Fees	6,217	20,748
All Other Fees	2,000	28,150

Total	$222,435	$320,493

        Audit Fees.    Audit Fees relate to professional services rendered in connection with the audit of the Company's annual financial statements, quarterly review of financial statements included in the Company's 10-Qs, and audit services provided in connection with other statutory and regulatory filings.

        Audit-Related Fees.    Audit-Related Fees include professional services reasonably related to the audit of the Company's financial statements, including but not limited to consultation on accounting standards or transactions, due diligence related to acquisitions and investments and audits of employee benefit plans.

        Tax Fees.    Tax Fees include professional services related to tax compliance, tax advice and tax planning, including but not limited to the preparation of federal and state tax returns.

        All Other Fees.    All Other Fees include professional services related to consultation on our evaluation of the effectiveness of our internal controls.

        The Audit Committee determined that the auditor's provision of non-audit services in 2004 is compatible with and does not impair the auditor's independence. The Audit Committee approved all of the services provided by PricewaterhouseCoopers LLP in 2004. Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve, explicitly, audit and permissible non-audit services to be provided to the Company by the independent auditor, except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Required Vote and Board of Directors' Recommendations

        The affirmative vote of a majority of the shares present and voting at a meeting at which a quorum representing a majority of all outstanding shares of Tut Systems common stock is present and voting, will be required to ratify the appointment of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR.

PROPOSAL NUMBER FIVE

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

        Under our Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of more shares of stock entitled to vote who are present, in person or by proxy, than are voted against the adjournment. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting or if after the adjournment a new record date is fixed for the adjourned meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a stockholder vote under Item 5 of the attached Notice of Meeting. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.

Required Vote and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but otherwise would not have any effect on the outcome of this vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF TUT SYSTEMS' PROPOSALS IN THIS PROXY STATEMENT.

OTHER INFORMATION

Executive Officers

        In addition to Mr. D'Auria, our executive officers are as follows:

Name	Age	Position
Craig Bender	63	Vice President of Marketing and Corporate Development
Randall Gausman	55	Vice President, Finance and Administration, Chief Financial Officer and Secretary
Robert Noonan	42	Vice President, Global Sales
Charles Van Dusen	59	Vice President, Chief Technical Officer

        Craig Bender joined us as our Vice President of Marketing in June 1997. Prior to that time, Mr. Bender was with Integrated Network Corporation where he served as Vice President of Marketing from 1988 to 1992, as Vice President of International Business Development from 1992 to 1996 and as Vice President of Integrated Network Corporation's DAGAZ division until 1997. Mr. Bender holds a B.S.E.E. from Syracuse University, an M.S.E.E. from the University of California at Los Angeles and an AT&T-sponsored Executive M.B.A. from Pace University.

        Randall Gausman began serving as our Vice President, Finance and Administration, Chief Financial Officer and Secretary on April 30, 2003. From April 2002 to March 2003, Mr. Gausman was a financial consultant and acting chief financial officer for several technology companies. Mr. Gausman served as our acting Chief Financial Officer from September 2002 until November 2002. From July 2001 to March 2002, Mr. Gausman served as Chief Financial Officer for iBEAM Broadcasting Corporation. From November 1996 to April 2001, Mr. Gausman served as Chief Financial Officer and Secretary for Zantaz, Inc. Mr. Gausman holds a B.S. in Finance and an M.B.A. from the University of Southern California.

        Robert Noonan has served as Vice President of Global Sales at Tut Systems, Inc. since November 2002. Prior to that time, Mr. Noonan had served in that same role at VTC since April 2000. While at VTC, between December 1999 and April 2000, Mr. Noonan served as Director of Sales, and from March 1998 to December 1999, he was Director of U.S. Sales. Between November 1989 and March 1998, Mr. Noonan held many sales and market development positions in Tektronix's video and networking division, including North American Sales Director and Central Area Director of Sales. Prior to joining Tektronix, Mr. Noonan held several engineering and sales positions at US Sprint and Brand-Rex Fiberoptics. Mr. Noonan holds a B.S. in mechanical engineering from the University of Lowell, Lowell, Massachusetts.

        Charles Van Dusen has served as our Vice President and Chief Technology Officer since November of 2002. Mr. Van Dusen served with this same title at VideoTele.com from April of 2000 until its acquisition by Tut Systems in 2002. From 1989 through early 2000 Mr. Van Dusen held various engineering management positions with Tektronix. Mr. Van Dusen served as Vice President of Engineering at CL9 from 1985 to 1988 and as the Engineering Vice President at Widcom from 1983 and 1985. Prior to 1983, Mr. Van Dusen held a variety of senior engineering positions at Quantex Corporation, ADDA Corporation, Diasonics Inc and Searle Ultrasound. Mr. Van Dusen was educated at the University of Southern California and at California Polytechnic College, Pomona.

        Our executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed or until the earlier of their death or resignation. There are no family relationships among any of the Company's executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of April 21, 2005.

        Except as otherwise noted, the address of each person listed in the table is c/o Tut Systems, Inc., 6000 SW Meadows Drive, Suite 200, Lake Oswego, Oregon, 97035. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 25,194,894 shares of common stock outstanding as of April 21, 2005, together with all shares of common stock subject to options exercisable within 60 days following April 21, 2005 for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

				Shares Beneficially Owned(1)
			Options Exercisable Within 60 Days
	Common Shares Owned
				Number		Percent
Kopp Investment Advisors, Inc.	6,985,988	(2)	—	6,985,988	(2)	27.7%
Tektronix, Inc.(3)	2,283,597		—	2,283,597		9.1%
Salvatore D'Auria	75,586		1,106,721	1,182,307		4.5%
Neal Douglas	—		57,000	57,000		*
Clifford Higgerson	29,761		57,000	86,761		*
George Middlemas	26,985		57,000	83,985		*
Roger Moore	1,000		59,000	60,000		*
Craig Bender	5,849		123,534	129,383		*
Randall K. Gausman	2,200		150,126	152,926		*
Robert Noonan	8,750		177,682	185,832		*
Charles Van Dusen	—		137,081	137,081		*

All executive officers and directors as a group (9) persons	150,131		1,925,144	2,075,275		7.7%

*
Less than 1% of the shares of common stock outstanding.

(1)
This table is based upon information supplied by executive officers, directors and beneficial stockholders. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2)
The address of record for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. Based on information contained in a statement on Schedule 13D, dated April 14, 2005, as filed with the Securities and Exchange Commission, Kopp Investment Advisors, Inc. (KIA) reported sole voting power over 4,586,938 shares, sole dispositive power over 2,100,000 shares and shared dispositive power over 2,981,988 shares. KIA is wholly owned by Kopp Holding Company (KHC), which is wholly owned by Mr. LeRoy C. Kopp. KHC reported beneficial ownership of 5,316,988 shares. Mr. Kopp reported beneficial ownership of 6,985,988 shares, of which he reported sole voting power over 1,904,000 shares and sole dispositive power over 1,904,000 shares. Kopp Emerging Growth Fund is a registered investment company and a client of KIA. Kopp Emerging Growth Fund reported beneficial ownership of 2,100,000 shares.

(3)
Tektronix, Inc., an Oregon corporation, is a reporting company. The address of record for Tektronix, Inc. is 14200 SW Karl Braun Drive, Beaverton, Oregon 97077. The holdings of Tektronix, Inc. are based on information contained in a statement on Form 4 dated January 25, 2005, as filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table.

        The following table sets forth the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers for services to us in all capacities during each of the years ended December 31, 2004, 2003, and 2002:

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position							Securities Underlying Options	All Other Compensation
	Year	Salary		Bonus	Other(1)
Salvatore D'Auria President and Chief Executive Officer	2004 2003 2002	$325,000 325,000 333,750		$100,000 — 101,250	$123,339 — —	(2)	200,000 150,000 130,000	$ $	— — —
Randall Gausman(3) Vice President, Finance and Administration, Chief Financial Officer and Secretary	2004 2003	200,000 137,617		30,000 —	— —		50,000 170,000		— —
Mark Carpenter(4) Vice President of Partner Development	2004 2003 2002	185,000 185,000 189,981		20,000 — 18,750	— — —		10,000 — 90,000		37,500 37,500 37,500	(5) (5) (5)
Robert Noonan(6) Vice President, Global Sales	2004 2003 2002	231,507 201,514 26,400	(7) (7) (7)	20,000 — —	— — —		75,000 20,000 150,000		— — —
Craig Bender Vice President of Marketing and Corporate Development	2004 2003 2002	160,000 141,243 138,624		20,000 10,000 6,344	— — —		50,000 50,000 45,000		— — —

(1)
Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer.

(2)
Consists of relocation costs of $123,339 paid to Mr. D'Auria during 2004.

(3)
Mr. Gausman joined our Company on April 30, 2003.

(4)
Mr. Carpenter resigned on February 28, 2005.

(5)
On April 28, 2000, we entered into a loan agreement and secured promissory note with Mr. Carpenter in the amount of $150,000 to be used toward the purchase of Mr. Carpenter's principal residence. This loan bears no interest and is forgiven at a rate of 25% on April 28, 2001, the first year anniversary date, and 25% on each subsequent yearly anniversary date through April 28, 2004. This loan forgiveness is contingent upon Mr. Carpenter's continued employment. The outstanding principal on the loan is due on April 28, 2004. Pursuant to the terms of this loan agreement, we forgave $37,500 of this loan on April 28, 2004, April 28, 2003, April 28, 2002 and April 28, 2001.

(6)
Mr. Noonan joined our Company on November 7, 2002 with the acquisition of VideoTele.com.

(7)
Includes commissions of $71,507 paid to Mr. Noonan during 2004, commissions of $41,514 paid during 2003 and commissions of $2,092 paid during 2002.

Stock Option Information.

        The following table sets forth certain information for the year ended December 31, 2004 with respect to each grant of stock options to our Chief Executive Officer and our four other most highly compensated executive officers:

Option Grants During the Year Ended December 31, 2004

			Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2004(3)
Name				Exercise Price Per Share(4)	Expiration Date
						5%	10%
Salvatore D' Auria	200,000	(2)	20.7%	$5.88	2/5/2014	$739,580	$1,874,241
Randall Gausman	50,000	(2)	5.2	5.88	2/5/2014	184,895	468,560
Mark Carpenter	10,000	(2)	1.0	5.88	2/5/2014	36,979	93,712
Robert Noonan	75,000	(2)	7.8	5.88	2/5/2014	277,342	702,840
Craig Bender	50,000	(2)	5.2	5.88	2/5/2014	184,895	468,560

(1)
In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "options spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.

(2)
The options vest as to 1/48th of the total number of shares subject to the option each month following the date of grant.

(3)
In 2004 the Company granted employees options to purchase an aggregate of 964,000 shares of our common stock. This total does not include options granted to non-employees of the Company, such as directors and consultants.

(4)
The exercise price per share of each option was equal to the fair value of our common stock based on the closing price per share of our common stock as quoted on the Nasdaq National Market on the trading day immediately prior to the date of grant.

Aggregate Option Exercises and Option Values.

        The following table sets forth information with respect to our Chief Executive Officer and our four other most highly compensated executive officers concerning option exercises for the fiscal year ended December 31, 2004 and exercisable and unexercisable options held as of December 31, 2004:

			Number of Securities Underlying Unexercised options December 31, 2004
	Number of Shares Acquired on Exercise				Value of Unexercised in-the-money options December 31, 2004 (1)
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Salvatore D' Auria	36,409	$64,515	1,043,179	203,821	1,907,595	$151,305
Randall Gausman	—	—	118,333	111,667	203,657	142,043
Mark Carpenter	—	—	243,054	21,946	224,623	32,577
Robert Noonan	—	—	142,499	102,501	316,132	124,168
Craig Bender	—	—	105,306	76,044	158,109	48,085

(1)
The fair market value of our common stock based on the closing price of our common stock as quoted on The Nasdaq National Market on December 31, 2004 was $4.02 per share.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of securities to be issued upon exercise of outstanding options as of December 31, 2004	Weighted average exercise price of outstanding options	Numbers of securities remaining available for future issuance under equity compensation plans as of December 31, 2004
Equity compensation plans approved by stockholders(1)	2,512,651	$5.95	572,078
Equity compensation plans not approved by stockholders(2)	1,741,178	$6.71	391,150

Totals	4,253,829		963,228

(1)
Includes the 1992 Stock Plan (outstanding options to purchase 94,196 shares with a weighted average exercise per share of $2.39) and the 1998 Stock Plan (options to purchase 2,418,455 shares with a weighted average exercise per share of $6.08).

(2)
Includes the 1999 Nonstatutory Stock Option Plan (outstanding options to purchase 1,666,178 shares with a weighted average exercise per share of $4.70) and a non-qualified stock option grant (to purchase 75,000 shares at $51.25 per share). In December 1999, the Board of Directors adopted the 1999 Nonstatutory Stock Option Plan under which the Company currently may grant nonstatutory stock options and stock purchase rights to employees and consultants, but not to officers and directors of the Company.

CERTAIN TRANSACTIONS

        During 2003 and 2004, we granted 470,000 and 410,000 options, respectively, to certain of our executive officers and directors. We intend to grant options to our executive officers and directors in the future.

        We have entered into indemnification agreements with our executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

        In connection with our acquisition of VTC in November 2002, we issued to Tektronix, former parent of VTC, approximately 3.3 million shares of our common stock and a subordinated promissory note payable to Tektronix in an aggregate principal amount of $3.2 million at an annual interest rate of 8% and matures in November 2007. In connection with the acquisition of VTC, we and Tektronix entered into (i) a Standstill and Disposition Agreement relating to the registration, voting and disposition of the shares, as well as for reimbursement of certain expenses in connection with the registration of the shares; (ii) an arrangement relating to use of certain of our and Tektronix's technology; and (iii) a transition services agreement regarding services to be provided by Tektronix to us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the Compensation Committee with respect to the Company's fiscal year ended December 31, 2004.

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and recommends to the Board of Directors specific compensation levels for executive officers and non employee directors. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission. Each member of the Committee meets the independence requirements specified by the listing standards of National Association of Securities Dealers, Inc and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The Chair reports the Compensation Committee's actions to the full Board following each committee meeting. The Compensation Committee held one meeting during 2004 and all members of the Compensation Committee attended of such meeting.

        The Compensation Committee's guiding principle is to assure the Company's compensation and benefits policies attract and retain key employees necessary to support the Company's growth and success, both operationally and strategically. The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Compensation Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably sized companies and (iv) the relationship between revenue and executive officer compensation. The Compensation Committee believes that the Company's executive officer salaries and bonuses in 2004 were comparable in the industry for similarly sized businesses.

        In addition to salary and bonus, the Compensation Committee, from time to time, makes recommendations to the Board of Directors regarding granting options to Executive Officers. The Compensation Committee thus views option grants as an important component of its long-term, performance based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate Executive Officers to manage the Company in a manner, which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

        Salvatore D'Auria has served as President and Chief Executive Officer since his appointment by the Board of Directors in August 1994. In determining Mr. D'Auria's base salary, bonus and long-term performance based compensation for 2004, the Compensation Committee considered both the Company's performance and Mr. D'Auria's individual performance using the same criteria described previously for determining executive compensation, as well as other individual considerations such as leadership, ethics and corporate governance. In analyzing the Company's performance, the Compensation Committee noted the growing visibility the Company recognized from potential first tier U.S. telco customers as well as the increase in the number of major digital TV headend and remote headend winds during 2004. On February 4, 2004, Mr. D'Auria was awarded 200,000 stock options. His base salary for 2004 has been set at $325,000 per annum. The Compensation Committee believes that Mr. D'Auria's compensation is appropriate given the Company's performance in 2004.

Submitted by the Compensation Committee of the Board of Directors
Neal Douglas Roger H. Moore

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Pursuant to the Audit Committee Charter adopted by the Board of Directors, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, appoints the independent auditors, reviews the services performed by the Company's independent auditors and evaluates the Company's accounting policies and its system of internal controls that management and the Board have established. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K/A with the Company's management, its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed the judgments of PricewaterhouseCoopers LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States of America, the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as modified or supplemented, which the Audit Committee received from PricewaterhouseCoopers LLP.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held ten meetings during 2004.

        The Audit Committee has considered the auditor's provision of non-audit services in 2004 and determined that the provision of these services is compatible with and does not impair PricewaterhouseCoopers LLP's independence. The Board of Directors also has determined that none of the directors who serve on the Audit Committee has a relationship to the Company that may interfere with his independence from the Company or its management. Consequently, each director who serves on the Audit Committee is "Independent" for purposes of the Nasdaq listing standards.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved such recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2005.

Submitted by the Audit Committee
Neal Douglas Clifford H. Higgerson Roger H. Moore

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. and the Electronics Component Index. The graph assumes that $100 was invested on December 31, 1999 in each of our common stock, the Nasdaq Stock Market Index-U.S. and the Electronics Component Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Total Return Analysis	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/2004
Tut Systems	$100.00	$15.39	$4.33	$2.35	$12.01	$7.50
Electronic Components Index	$100.00	$82.18	$56.15	$30.06	$57.85	$45.76
Nasdaq Composite Index	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46

        THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). In 2004 no Form 4 was filed on a late basis. Other than as set forth above and based solely on our review of copies of such forms we received, or on written representations from certain reporting persons that no other reports were required for such persons, we believe that during 2004 all of the Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2006, such proposal must be received by us no later than December 27, 2005.

        In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice to our Secretary no less than 120 calendar days prior to the date corresponding to the date that we first mailed the proxy materials for this year's Annual Meeting, or December 27, 2004. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Tut Systems, Inc., 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035.

        These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the Securities and Exchange Commission.

FORM 10-K/A

        The Company will provide without charge to any stockholder, upon the stockholder's written request, a copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004. Requests should be sent to Tut Systems, Inc., 6000 SW Meadows Rd., Suite 200, Lake Oswego, Oregon, 97035.

OTHER MATTERS

        The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares he represents as the Board of Directors may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope that has been provided.

By Order of the Board of Directors
Salvatore D'Auria Chairman, President and Chief Executive Officer

Lake Oswego, Oregon
Dated: June 3, 2005

TUT SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF TUT SYSTEMS, INC.

        The undersigned stockholder of Tut Systems, Inc., a Delaware corporation ("Tut Systems"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 3, 2005, and, revoking all prior proxies, hereby appoints Salvatore D'Auria and Randall Gausman, each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the annual meeting of stockholders of Tut Systems to be held at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, at 10:00 a.m. on Monday, June 20, 2005, and at any adjournment or postponement thereof, on the matter set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

  1.
  To consider and vote upon a proposal to approve an increase by 500,000 of the maximum number of shares of Common Stock that may be issued under the 1999 Nonstatutory Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
  2.
  To consider and vote upon a proposal to approve an increase by 500,000 of the maximum number of shares of Common Stock that may be issued under the 1998 Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

  Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

  3.
  The election of director:

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY to vote for nominee listed below

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR THIS NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

EXCEPTIONS
  4.
  To consider and vote upon a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2005 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

  Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

  5.
  To consider and vote upon a proposal to approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

  Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

        Proxy cards properly executed and returned without direction will be voted "FOR" the proposals.

        Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the stockholder is a corporation, please sign the full corporate name by a duly authorized officer. If the stockholder is a partnership, please sign the partnership name by an authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated: June 3, 2005
INDIVIDUAL OR JOINT HOLDER:
Signature
Print Name Here
Signature (if held jointly)
Print Name Here
CORPORATE OR PARTNERSHIP HOLDER:
Company Name
By:
Its:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 20, 2005
RECORD DATE AND VOTING
NOMINEE FOR CLASS I DIRECTOR WITH TERM EXPIRING IN 2008
INCUMBENT CLASS II DIRECTORS WITH TERMS EXPIRING IN 2006
INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2007
PROPOSAL NUMBER FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During the Year Ended December 31, 2004
EQUITY COMPENSATION PLAN SUMMARY
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K/A
OTHER MATTERS
TUT SYSTEMS, INC. ANNUAL MEETING OF STOCKHOLDERS June 20, 2005